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Exhibit 99.3

CONSENT
OF
CREDIT SUISSE FIRST BOSTON LLC

The Board of Directors
SPS Technologies, Inc.
Two Pitcairn Place
Jenkintown, Pennsylvania 19046

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated August 15, 2003, to the Board of Directors of SPS Technologies, Inc. (the "Company") as Exhibit 99.3 to the Registration Statement on Form S-4 of Precision Castparts Corp. (the "Registration Statement"), and as Annex B to the Proxy Statement/Prospectus which forms a part thereof, relating to the proposed merger of the Company with and into Star Acquisition, LLC, a wholly owned subsidiary of Precision Castparts Corp., and references made to such opinion in such Proxy Statement/Prospectus under the captions "Summary—Opinion of SPS's Financial Advisor", "The Merger—Background of the Merger", "The Merger—Recommendation of the SPS Board of Directors and Reasons for the Merger", and "The Merger—Opinion of SPS's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON LLC
By:	/s/ TODD NOFFKE
Name:	Todd Noffke
Title:	Director

Date: September 22, 2003

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  Exhibit 99.3